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                                                                  Exhibit (d)(i)

                     SPIRIT OF AMERICA INVESTMENT FUND, INC.
                              477 Jericho Turnpike
                             Syosset, New York 11791

                                  June 12, 2002

Spirit of America Management Corp.
477 Jericho Turnpike
Syosset, New York 11791

To Whom It May Concern,

         Reference is made to the Investment Advisory Agreement between Spirit of America Investment Fund, Inc. (the "Company") and Spirit of America Management Corp. (the "Adviser") dated December 16, 1997.

         This writing is to provide notice of the addition of a new series under the Company: Spirit of America Value Fund (the "New Fund"). The New Fund is to be considered a Fund under the Agreement and shall be subject to the terms set forth under the Agreement unless otherwise provided herein. The Adviser shall be compensated for services rendered under the Agreement as is consistent with the Agreement.

         The Company requests that you act in the capacity of Investment Adviser with respect to the New Fund while continuing to act as Investment Adviser with respect to the Spirit of America Real Estate Fund named in the new Exhibit A to the Agreement attached hereto.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.


                                         Sincerely,

                                         Spirit of America Investment Fund, Inc.

                                         /s/ David Lerner
                                         ---------------------------------------
                                         David Lerner
                                         President

Spirit of America Management Corp.

Accepted: /s/ David Lerner
          ---------------------------

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         This Exhibit A, dated as of June 12, 2002, is Exhibit A to the
Investment Advisory Agreement dated December 16, 1997 between Spirit of America Investment Fund, Inc. and Spirit of America Management Corp.

                     SPIRIT OF AMERICA INVESTMENT FUND, INC.

Fund                                                          Fee
----                                                          ---
Spirit of America Real Estate Fund                            0.97%*
Spirit of America Value Fund                                  0.97%*


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* Calculated as a percentage of the average daily net assets for each Fund.